EXHIBIT 99.2
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Notes to Footnote 1:

The following table sets forth (i) the number of shares of Common Stock sold by the reporting persons in the transactions reported on this Form 4 and (ii) the number of shares of Common Stock held by the reporting persons following the reported transactions. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

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Holder                                 Shares Sold       Shares of Common Stock
                                       in the            Held by the Holder
                                       Reported          Following the
                                       Transaction       Reported Transactions
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Atlas Venture Fund III, L.P.             438,613               3,613,661
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Atlas Venture Entrepreneurs'
Fund III, L.P.                             9,537                  78,570
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Atlas Venture Fund V, L.P.                40,986                 337,676
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Atlas Venture Parallel Fund V-A,
  C.V.                                     5,091                  41,945
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Atlas Venture Parallel Fund V-B,
  C.V.                                     5,091                  41,945
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Atlas Venture Entrepreneurs'
  Fund V, L.P.                               682                   5,621
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